AMENDED AND RESTATED
                                PROMISSORY NOTED

$35,188.00                                                   Fremont, California
                                                                  March 25, 1999


         For value received, the undersigned promises to pay to FIBERSTARS, INC., a California corporation (the "Company"), to order, at its principal office the principal sum of Thirty-Five Thousand One-Hundred Eighty-Eight Dollars (%35,188.00) with interest thereon at the rate of nine percent (6%) per annum on the unpaid balance of the principal sum. Said principal and interest shall be due five (5) years from the date of this Note. This Noted amends, restates and supersedes that certain Promissory Note, dated October 7, 1996 made by the undersigned to the order of the Company.

         This Note shall be immediately due and payable, at the option of the Company, upon any termination of the undersigned's employment with the Company for any reason.

         The principal is payable in lawful money of the United States of America. THE PRIVILEGE IS RESERVED TO PREPAY THE NOTE IN WHOLE OR IN PART.

         All payments under this Note shall first be applied to interest due hereunder with the balance, if any, applied to reduce the unpaid principal sum.

         Should suit be commenced to collect this Note or any portion thereof, each sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest, and notice of non-payment of this Note.

         As security for the full and timely repayment of the principal and interest due under this Note, the undersigned hereby pledges and grants to the Company a first priority security interest in certain shares of the Company's stock acquired by the undersigned pursuant to the terms of the Company's 1994 Employee Stock Purchase Plan and the Company's 1988 Stock Option Plan and 1994 Stock Option Plan, as well as shares of the Company's stock which are issuable or potentially issuable to the undersigned pursuant to the 1988 Stock Option Plan and 1994 Stock Option Plan (the "Pledged Stock").

         The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the collateral securing this Note in the event of default.



                                                        ------------------------
                                                          J. STEVEN KEPLINGER